EXHIBIT 10.40

AMENDMENT NO. 2 TO COMMERCIAL LEASE BETWEEN

COLUMBUS DAY REALTY, INC., AND T2 BIOSYSTEMS, INC.

This Amendment No. 2 is to a Commercial Lease dated May 6, 2013, by and between Columbus Day Realty, Inc. (LESSOR), and T2 Biosystems, Inc. (LESSEE), which lease relates to the premises at 231 Andover Street, Wilmington, Massachusetts.

WHEREAS, the Commercial Lease is dated May 6, 2013;

WHEREAS, the parties signed Amendment No. 1 to the Commercial Lease on September 24, 2013;

WHEREAS, the parties are desirous of amending the Commercial Lease for the purpose of extending the term of the Lease to December 31, 2017;

NOW, THEREFORE, in accordance with the covenants, considerations and conditions contained herein, the parties agree to further amend the Commercial Lease as follows:

3. TERM.

This paragraph of the Commercial Lease is hereby amended by extending the expiration date to December 31, 2017.

25. OPTION TO EXTEND.

In substitution for the Option to Extend which was granted to the LESSEE in this said Paragraph 25 of the Commercial Lease, the parties agree that the term of the Lease shall be extended to December 31, 2017. This extension shall be on the same terms and conditions as the original Lease, as changed by Amendment No. 1, and the base rent for the remainder of the term shall continue at the rate of Nine Dollars ($9.00) per square foot.

This extension replaces the Option to Extend in the original Commercial Lease and the parties agree that that option shall now be considered null and void.

Except as modified by this Amendment, all other terms of the Commercial Lease and Amendment No. 1 shall remain in full force and effect for the remaining term of the Lease.

IN WITNESS WHEREOF, the LESSOR and LESSEE have set their hands and seals this 21st day of September, 2015.

COLUMBUS DAY REALTY, INC.T2 BIOSYSTEMS, INC.

By:  _[Illegible]____________________By:  /s/ Michael Gibbs_____

Its PresidentIts Senior Corporate Counsel

By:  __[Illegible]____________________

Its Treasurer